Exhibit 10.1

Piper Acquisition III, Inc.
2901 W. Coast Highway, Suite 350
Newport Beach, California 92663

November 23, 2010

David Roff, CEO & CFO
ARKSON NEUTRACEUTICALS CORP.
27 Chicora Avenue
Toronto Ontario, Canada

Re:           Contribution Agreement

Dear Mr. Roff:

Reference is hereby made to that certain Contribution Agreement entered by and between Arkson Neutraceuticals Corp. (“Arkson”), David Roff (“Roff”) and Piper Acquisition III, Inc. (“Piper”) dated November 4, 2010 (the “Agreement”).  In consideration of the payment of $7,500 by Piper to Arkson, the letter agreement shall serve to amend the following provisions of the Agreement:

Section 2.4 of the Agreement shall be amended and restated as follows:

“2.4  Closing.  The parties hereto shall use their best efforts to close the transactions contemplated by this Agreement (the “Closing”), by December 31, 2010.”

Section 6.2(j) of the Agreement be amended and restated as follows:

“(j) the Purchaser and the Majority Stockholder shall have entered into an agreement whereby the Majority Stockholder shall return to the Purchaser 325,000 shares of common stock of the Purchaser (prior to the planned 9:1 reverse stock split) for cancellation (the “Share Cancellation”) in consideration of the payment $300,000 (the “Roff Fee”); provided, however, the prior payment of $30,000 as provided to Jody M. Walker, as escrow agent, representing the refundable portion of the Roff Fee, and $7,500 provided directly to Roff by Piper on or about November 23, 2010 shall be applied towards the Roff Fee.”

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If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing this letter agreement in the space provided below, effective as of the date first mentioned above.

Very truly yours,

PIPER ACQUISITION III, INC.

By: /s/ Tim Betts
Name:	Tim Betts
Title:	Chief Executive Officer

ACCEPTED AND AGREED
as of November 24, 2010

ARKSON NEUTRACEUTICALS CORP.

By: /s/ David Roff
Name:	David Roff
Title:	CEO & CFO

NAME OF SHAREHOLDERS

                /s/ David Roff
David Roff